Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 1, 2008, relating to the statement of financial condition and the related statement of operations and changes in member’s equity and cash flows of  United States Commodity Funds LLC and subsidiaries as of and for the year ended December 31, 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
February 24, 2009